Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:
Franklin T. Klink, III
Chief Financial Officer
(717) 597-2137

TOWER BANCORP, INC. REPORTS 2008 RESULTS

GREENCASTLE, PA (January 29, 2009) – Tower Bancorp, Inc., parent company of The First National Bank of Greencastle reported a net income of $3,177,709 or $1.37 per share for the year ended December 31, 2008, compared to a net income of $7,036,594 or $3.00 per share for the year ended December 31, 2007.  The decrease in net income during 2008 was primarily due to an other than temporary impairment charge in the fourth quarter of $2,606,981 relating to Tower’s bank stock portfolio.   The impairment determination was made in connection with the preparation of the year end financials.  A detail of the unaudited year end results, earnings and their income and expense components are included in the attached supplemental financial information.  Tower Bancorp, Inc. also reported a net loss of ($807,650) or ($0.35) per share for the fourth quarter of 2008 compared to net income of $1,536,424 or $.66 per share for the fourth quarter of 2007.  The decrease during the fourth quarter of 2008 was also primarily due to the other than temporary impairment charge.  A detail of the unaudited fourth quarter results, earnings and their income and expense components are included in the attached supplemental financial information.

“Our results, while not at levels we expect, are not isolated to us. This is a challenging environment for all banks; however, Tower’s core bank performance remains fundamentally strong as evidenced by our 2008 net interest income, which increased by 6.88% over 2007” stated Jeff Shank, President and Chief Executive Officer.  Mr. Shank stated further that, “Despite the impact to the securities portfolio, the bank’s performance remains consistent.”

Mr. Shank continued, “We are excited about our future partnership with Graystone Financial Corp. which we believe will result in a stronger financial institution able to meet the challenges of the current economic environment and prepare us for future success.”  On November 12, 2008, Tower Bancorp, Inc. and Graystone Financial Corp. entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Graystone Financial Corp. will merge with and into Tower Bancorp, Inc.  In the merger, Graystone shareholders will receive 0.42 shares of Tower common stock for each share of Graystone common stock they hold on the effective date of the merger.  The boards of directors of both companies have unanimously approved the Merger Agreement and have adopted a resolution recommending the approval and adoption of the Merger Agreement by their respective shareholders.  The special meeting of shareholders is scheduled for March 4, 2009 at 10:00 a.m. at Rescue Hose Company, Special Events Center, 407 South Washington Street, Greencastle, PA 17225.  Subject to satisfaction of various conditions of closing, the merger is currently expected to close in the first quarter of 2009.

Tower Bancorp, Inc. is a Greencastle, Pennsylvania based holding company with approximately $557 million in assets at December 31, 2008.  Tower operates 16 banking offices in Franklin and Fulton Counties, Pennsylvania and Washington County, Maryland through its wholly-owned subsidiary The First National Bank of Greencastle.

Additional Information About The Transaction and Where to Find It

The proposed transaction will be submitted to the shareholders of Tower Bancorp, Inc. (“Tower”) and Graystone Financial Corp. (“Graystone”) for their consideration and approval.  In connection with the proposed transaction, Tower has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (Registration No. 333-156535).  The Registration Statement has been declared effective by the SEC and includes a joint proxy statement/prospectus which has been distributed to the shareholders of Tower and Graystone.  Investors are urged to read the Registration Statement and the joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  Investors can obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Tower and Graystone, free of charge from the SEC’s Internet site (www.sec.gov), by contacting Tower Bancorp, Inc. at 866-597-2137or by contacting Graystone Financial Corp., at 717-724-2827.  Investors should read the joint proxy statement/prospectus and other documents to be filed with the SEC carefully before making a decision concerning the transaction.

Participants in The Transaction

Tower, Graystone and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and Graystone shareholders in favor of the transaction.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and Graystone shareholders in connection with the proposed transaction is set forth in the joint proxy statement/prospectus.  You can also find information about Tower’s executive officers and directors in its definitive proxy statement filed with the SEC on March 18, 2008.  You can obtain free copies of this document from Tower using the contact information above.  You can find additional information about Graystone’s executive officers and directors from the Graystone website, www.graystonebank.com/investor_relations.asp.

This document is not an offer to sell shares of Tower’s securities which may be issued in the proposed transaction.  Such securities are offered only by means of the joint proxy statement/prospectus referred to above.

Forward-Looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that anticipated cost savings may not be realized, estimated synergies may not occur, increased demand or prices for the company’s financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of their business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

TOWER BANCORP INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	12-31-08	12-31-07
	(,000)	(,000)
ASSETS
CASH AND DUE FROM BANKS	$10,757	$16,770
INTEREST BEARING BALANCES WITH BANKS	802	0
FEDERAL FUNDS SOLD	—	20,081

INVESTMENTS	76,451	83,846

LOANS:	418,894	398,467
RESERVE FOR LOAN LOSSES	(4,597)	(3,854)

BANK PREMISES, FURNITURE & FIXTURES	11,834	9,861
OTHER REAL ESTATE OWNED	2,316	2,313
OTHER ASSETS	40,523	34,152

TOTAL ASSETS	$556,980	$561,636

LIABILITIES AND CAPITAL
DEMAND	$44,205	$46,860
SAVINGS	216,021	223,904
TIME	161,085	169,166

TOTAL DEPOSITS:	$421,311	$439,930

LIABILITIES FOR BORROWED MONEY	40,652	37,735
FEDERAL FUNDS PURCHASED	18,873	—
OTHER LIABILITIES	5,387	5,557

TOTAL LIABILITIES	$486,223	$483,222

EQUITY CAPITAL
CAPITAL STOCK:
AUTHORIZED 5,000,000 SHARES ISSUED 2,420,481 SHARES	$2,225	$2,225
SURPLUS	34,787	34,831
UNDIVIDED PROFITS	40,278	40,696
NET UNREALIZED GAIN (LOSS)	(2,375)	4,558
LESS: TREAS STOCK (2008 - 105,001 SHS)	(4,158)	(3,896)

TOTAL EQUITY CAPITAL	$70,757	$78,414

TOTAL LIABILITIES AND CAPITAL	$556,980	$561,636

BOOK VALUE	$30.56	$33.76

TOWER BANCORP INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	YEAR END	YEAR END
	12/31/2008	12/31/2007
INTEREST INCOME
INTEREST AND FEES ON LOANS	$27,023,425	$28,490,397
INTEREST ON INVESTMENT SECURITIES	3,692,661	2,911,604
INTEREST ON FED FUNDS SOLD	257,874	1,960,660
	$30,973,960	$33,362,661
INTEREST EXPENSE
INTEREST ON DEPOSITS	8,250,058	11,927,655
INTEREST ON OTHER BORROWED MONEY	2,040,304	2,082,154
	$10,290,362	$14,009,809
NET INTEREST INCOME	$20,683,598	$19,352,852
PROVISION FOR LOAN LOSSES	1,375,000	600,000
NET INTEREST INCOME AFTER PROVISION	$19,308,598	$18,752,852

OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	$3,850,781	$4,294,118
OTHER OPERATING INCOME	397,110	531,447
INVESTMENT SECURITIES GAINS (LOSSES)	268,725	1,885,620
	$4,516,616	$6,711,185
OTHER EXPENSES:
SALARIES, WAGES AND OTHER BENEFITS	$8,580,816	$8,187,542
OCCUPANCY EXPENSE	1,131,643	1,058,263
FURNITURE AND FIXTURE EXPENSE	2,952,983	2,570,962
MERGER EXPENSES	299,992	0
INVESTMENT SECURITY IMPAIRMENT EXPENSE	2,606,981	0
OTHER OPERATING EXPENSES	4,650,817	4,279,425
	$20,223,232	$16,096,192
INCOME BEFORE TAXES	$3,601,982	$9,367,845
APPLICABLE INCOME TAXES	424,273	2,331,251

NET INCOME	$3,177,709	$7,036,594

NET INCOME PER SHARE:	$1.37	$3.00

NUMBER OF SHARES OUTSTANDING	2,315,480	2,322,426

TOWER BANCORP INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	THREE	THREE
	MONTHS	MONTHS
	12/31/08	12/31/07
INTEREST INCOME
INTEREST AND FEES ON LOANS	$6,419,655	$7,274,141
INTEREST ON INVESTMENT SECURITIES	$870,051	$753,970
INTEREST ON FED FUNDS SOLD	$0	$370,295
	$7,289,706	$8,398,406
INTEREST EXPENSE
INTEREST ON DEPOSITS	$1,783,915	$2,872,021
INTEREST ON OTHER BORROWED MONEY	$458,579	$562,245
	$2,242,494	$3,434,266
NET INTEREST INCOME	$5,047,212	$4,964,140
PROVISION FOR LOAN LOSSES	$300,000	$150,000
NET INTEREST INCOME AFTER PROVISION	$4,747,212	$4,814,140

OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	$990,318	$1,066,341
OTHER OPERATING INCOME	$53,743	$91,276
INVESTMENT SECURITIES GAINS (LOSSES)	$(54,787)	$24,725
	$989,274	$1,182,342
OTHER EXPENSES:
SALARIES, WAGES AND OTHER BENEFITS	$2,213,112	$2,064,684
OCCUPANCY EXPENSE	$284,808	$270,255
FURNITURE AND FIXTURE EXPENSE	$758,883	$644,736
MERGER EXPENSES	$299,992	$0
INVESTMENT SECURITY IMPAIRMENT EXPENSE	$2,606,981	$0
OTHER OPERATING EXPENSES	$1,116,578	$1,098,625
	$7,280,354	$4,078,300
INCOME BEFORE TAXES	$(1,543,868)	$1,918,182
APPLICABLE INCOME TAXES	$(736,218)	$381,758

NET INCOME	$(807,650)	$1,536,424

NET INCOME PER SHARE:	$(0.35)	$0.66